UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  March 29, 2006
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 Other Events.
     On March 29, 2006, A. Schulman, Inc. (the “Company”) issued a press release announcing that its Board of Directors had approved an extension of the expiration date of its pending modified Dutch auction self-tender offer for up to 8.75 million shares of its common stock, at a price of not less than $21.00 and not greater than $24.00 per share. The self-tender offer, which was commenced on March 1, 2006 and was previously scheduled to expire at 9:00 a.m., New York City time, on Wednesday, March 29, 2006, will be extended until 5:00 p.m., New York City time, on Tuesday, April 11, 2006. The self-tender offer remains subject to all previously announced terms and conditions described in the offer to purchase that has been distributed to stockholders, including the previously announced offered price range. Credit Suisse Securities (USA) LLC is acting as the dealer manager for the Self-Tender Offer. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 29, 2006
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ Robert A. Stefanko

Robert A. Stefanko Vice President — Finance and Administration
Date: March 29, 2006

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